EXHIBIT 10.12




                          Concept Communications, Inc.
                         650 Massachusetts Avenue, N.W.
                             Washington, D.C.  20001
                       (202) 789-2124 Fax: (202) 408-8891





April 26, 1996


The Nostalgia Network, Inc.
650 Massachusetts Avenue, N.W.
Washington, D.C.  20001

Gentlemen:

          Concept Communications, Inc. ("Concept") hereby offers to amend and modify its letter agreement with the Nostalgia Network, Inc. ("Nostalgia") dated as of April 16, 1996 (the "Agreement") as follows:

          The second paragraph of the Agreement is hereby deleted in its entirety and in lieu thereof the following is inserted:

          "Concept is extending the April 1996 Bridge Loan at a very favorable interest rate in return for Nostalgia's agreement to pay accrued interest on the April 1996 Bridge Loan on a monthly basis. Such monthly interest payments shall begin on May 16, 1996, and shall continue on like date of every month thereafter, for so long as the April 1996 Bridge Loan is outstanding. If Nostalgia fails to make such monthly interest payments when due, and such failure continues for a period of ten (10) days after written notice is provided to Nostalgia at its main offices, such notice to be effected by hand delivery, by Federal Express or similar courier, with receipt therefor, or by certified or registered mail, postage prepaid, return receipt requested, then, notwithstanding any provision to the contrary in that certain promissory note issued by Nostalgia in favor of Concept in principal amount of $4.5 million dated as of April 16, 1996 (the "April 1996 Promissory Note"), the interest rate on the April 1996 Bridge Loan shall be adjusted, as of the first due date for which no payment was received, to a rate then equal to the Prime Rate, as published in the Wall Street Journal, and adjusted from time to time, plus two (2) percentage points ("Prime Plus Two").

          The third paragraph of the Agreement is hereby amended by appending thereto the following:

               "Concept restates that all outstanding loans payable by Nostagia to Concept during calendar year 1996 shall not be callable before February 1, 1997."

          Please indicate your acceptance to the terms hereof by executing this agreement where indicated below.

                                   Very Truly Sincerely Yours,

                                   CONCEPT COMMUNICATIONS, INC.



                                   _____________________________
                                   By Werner G. Seubert,
                                      Vice-President



ACCEPTED AND AGREED TO:

THE NOSTALGIA NETWORK, INC.


_______________________________________
By:  Martin A. Gallogly, Vice-President



_______________________________________
By:  Daniel C. Holdgreiwe, Secretary